Exhibit 10.14

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY [***], HAS BEEN OMITTED PURSUANT TO ITEM 601(B)(10)(iv) BECAUSE IT IS BOTH (i) NOT MATERIAL AND (ii) IS THE TYPE THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL.

LIPELLA PHARMACEUTICALS INC.
NOTE CANCELLATION AND STOCK PURCHASE AGREEMENT

THIS NOTE CANCELLATION AND STOCK PURCHASE AGREEMENT (the “Agreement”) is made as of the Effective Time (as defined herein) by and between Dr. Michael Chancellor (the “Investor”) and Lipella Pharmaceuticals Inc., a Delaware corporation (the “Company” and together with the Investor, the “Parties” or each, a “Party”). For the purposes of this Agreement, the “Effective Time” shall mean immediately prior to the consummation of the Company’s intended initial public underwritten offering.

WHEREAS, the Company previously issued to the Investor (i) that certain promissory note, dated August 21, 2009, in the original principal amount of $25,000, and (ii) that certain promissory note, dated January 25, 2015, in the original principal amount of $50,000 (collectively, the “Promissory Notes”);

WHEREAS, in consideration for the Investor agreeing to the Company’s cancellation of the Promissory Notes, the Company desires to issue to the Investor, and the Investor desires to subscribe for and accept, that number of shares of the Company’s common stock, par value $0.0001 per share (the “Common Stock”), as calculated pursuant to Section 1(b) of this Agreement (the “Shares”); and

WHEREAS, the Parties desire that the issuance of the Shares be, and be deemed for all purposes, full satisfaction for all of the Company’s obligations under the Promissory Notes.

NOW, THEREFORE, in consideration of the issuance of the Shares and the cancellation of the Promissory Notes, and of the mutual covenants and other agreements contained in this Agreement, the Parties hereby agree as follows:

1.            Cancellation of Promissory Notes and Issuance of Shares.

(a)           As of the Effective Time and notwithstanding anything to the contrary set forth in any of the Promissory Notes, (i) the Promissory Notes shall be terminated and canceled and shall be deemed null and void and of no further effect, and the Investor shall tender the Promissory Notes to the Company, (ii) all obligations of the Company under each of the Promissory Notes shall be considered fully satisfied in all respects, and such Promissory Notes shall no longer be deemed indebtedness or liabilities of the Company, (iii) that all rights held by the Investor pursuant to each of the Promissory Notes shall be deemed terminated and no default shall be declared by the Investor on either of the Promissory Notes, and (iv) that any and all principal and accrued interest due and owed by the Company to the Investor pursuant to each of the Promissory Notes shall no longer be deemed owed to the Investor or outstanding.

(b)           The Investor hereby subscribes for, and, at the Effective Time, the Company shall cause its transfer agent to issue and deliver, that number of shares of Common Stock equal to the result of (i) the principal and accrued interest due and owing by the Company to the Investor at the Effective Time under the Promissory Notes divided by (ii) the initial public offering price per share of the Common Stock (or if such offering is for units of the Company or a combination of Common Stock and other Company securities, the price per unit or combined price for such Common Stock and other securities, as applicable) in the Company’s intended initial public underwritten offering. The Company shall deem such issuance of Shares to be recorded on the books and records of the Company.

(c)           The Investor shall be responsible for any federal, state or local income or similar taxes required to be paid by the Investor with respect to the Promissory Notes, the Shares and this Agreement. The Investor shall indemnify and hold the Company and each of its directors, officers, and other affiliates harmless from and against any claim, demand, action, cause of action, loss, liability, damage, cost, penalty or expense whatsoever, including reasonable and documented legal fees, suffered or incurred by the Company or its directors, officers and other affiliates by reason of the Investor’s failure to pay or discharge any federal, state or local income or similar taxes required to be paid by the Investor resulting from any amount paid or deemed to be paid to the Investor.

(d)           All such actions necessary to release any existing security interest on the Company’s assets, if applicable, shall be taken by the Parties, including, but not limited to, making all requisite filings pursuant to the Uniform Commercial Code.

2.            Representations and Warranties of the Investor. Investor acknowledges that the Shares have not been registered under the Securities Act of 1933, as amended (the “Act”), in reliance upon certain exemptions from registration under the Act. In connection therewith, the Investor represents and warrants to the Company as follows:

(a)           The Investor either has a preexisting personal or business relationship with the Company or its officers, directors or controlling persons, or by reason of its business or financial knowledge and experience or the business or financial experience of its professional advisors who are unaffiliated with and who are not compensated by the Company or any affiliate or selling agent of the Company, directly or indirectly, could be reasonably assumed to have the capacity to protect his own interests in connection with the transaction contemplated by this Agreement. The Investor is an “accredited investor” as defined in Regulation D promulgated under the Act and has the legal capacity to execute, deliver and perform his obligations under this Agreement. The Investor is not subject to any “bad actor” disqualifications described in Rule 506(d)(l)(i) to (viii) promulgated under the Act (a “Disqualifying Event”), except for any Disqualifying Event covered by Rule 506(d)(2) or (d)(3) promulgated under the Act.

(b)           The Investor recognizes that an investment in the Company involves substantial risks. The Investor understands and assumes all of the risks related to the subscription for the Shares. The Investor acknowledges that it has successfully considered and has, to the extent the Investor believes such discussion necessary, discussed with the Investor’s professional, legal, financial and tax advisers, the suitability of an investment in the Shares for the Investor’s particular financial and tax situation and has determined that an investment in the Shares is a suitable investment for him.

(c)           The Company has provided the Investor and his representative, if any, prior to the purchase of the Shares, with the opportunity to ask questions of, and receive answers from, representatives of the Company concerning the financial data and business of the Company and to obtain any additional information relative to the financial data and business of the Company, and all such questions, if asked, have been answered satisfactorily and all such documents, if examined, have been found to be fully satisfactory by the Investor. The Investor is satisfied that he has received adequate information concerning all matters which he considers material to a decision to purchase the Shares.

(d)           The Investor understands that no offering statement, prospectus, memorandum or circular containing information with respect to the Company or this subscription for the Shares has been or is to be prepared, and the Investor has made his own inquiry and analysis with respect to the Company and the Shares, and that no public market currently exists for the Shares or the Common Stock. The Investor acknowledges receiving a copy of all documents he has requested to his satisfaction. The Investor acknowledges that neither the Company nor any director or officer of the Company has participated in, has any responsibility for, or makes any representations or warranties regarding the contents of any document or any omissions therefrom. The Investor acknowledges that no federal or state agency has approved or disapproved of the issuance of the Shares, passed upon or endorsed the merits of such subscription for the Shares, or made any finding or determination as to the fairness of the terms of such subscription. The Investor acknowledges that no action has been or will be taken in any jurisdiction outside the United States by the Company that would permit an offering of the Shares, or possession or distribution of offering materials in connection with the issue of the Shares in any jurisdiction outside the United States where action for that purpose is required and if the Investor is outside the United States, he will comply with all applicable laws and regulations in each foreign jurisdiction in which he purchases, offers, sells or delivers the Shares or has in his possession or distributes any offering material, in all cases at his own expense.

(e)           The Investor represents and warrants to the Company that he is acquiring the Shares for his own account, for investment only, and not with a view to, or for resale in connection with, any distribution thereof. The Investor represents and warrants that he does not have any present intention of selling or otherwise transferring the Shares or any interest therein. The Investor acknowledges and agrees that the Shares may not be sold, transferred, pledged or otherwise disposed of without registration under the Act and applicable state securities laws or in accordance with applicable exemptions therefrom. The Investor represents that, except as set forth below, it is not a e Financial Industry Regulatory Authority, Inc. (“FINRA”) member or an Associated Person (as such term is defined under FINRA’s rules and regulations).

(f)           The Investor acknowledges that no representations, warranties, covenants or promises have been made concerning the marketability or value of the Shares or of the Common Stock. The Company has not agreed with, represented or covenanted to the Investor that the Shares will be purchased or redeemed from the Investor at any time in the future. There have been no representations, warranties, promises, covenants or agreements that the Common Stock will be registered under the Act at any specific time in the future or otherwise qualified for sale under applicable securities laws. The Investor acknowledges that he may be required to bear the economic risk of an investment in the Common Stock for an indefinite period of time.

(g)           The Investor represents that the foregoing representations and warranties are true and correct as of the Effective Time and, unless the Investor otherwise notifies the Company in writing prior to the Closing Date, shall be true and correct as of the Closing Date.

(h)           Restrictive Legends. The Shares, once issued, shall bear the following legend or a substantially similar legend:

“THE ISSUANCE AND SALE OF THE SHARES OF COMMON STOCK OF LIPELLA PHARMACEUTICALS INC. (THE “COMPANY”) REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), NOR APPLICABLE STATE SECURITIES LAWS. SUCH SHARES OF COMMON STOCK MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED (I) IN THE ABSENCE OF (A) AN EFFECTIVE REGISTRATION STATEMENT FOR SUCH SHARES OF COMMON STOCK UNDER THE ACT, OR (B) AN OPINION OF COUNSEL (WHICH COUNSEL SHALL BE SELECTED BY THE HOLDER AND REASONABLY APPROVED BY THE COMPANY), IN A GENERALLY ACCEPTABLE FORM, THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT OR (II) UNLESS SOLD PURSUANT TO RULE 144 OR RULE 144A UNDER THE ACT. NOTWITHSTANDING THE FOREGOING, SUCH SHARES OF COMMON STOCK MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN OR FINANCING ARRANGEMENT SECURED BY SUCH SHARES OF COMMON STOCK.”

(i)           Transfer Restrictions. The Investor understands and acknowledges that the Investor and the Shares may be subject to the terms of (i) the Shareholders Agreement, dated May 16, 2005, by and among the signatories thereto, and (ii) a lock-up agreement that may be entered into by the Investor with the representative of the underwriters for the Company’s intended initial public offering, each of which may restrict the Investor’s ability to sell, offer to sell, assign, pledge, hypothecate or otherwise transfer any of the Shares. The Investor further understands and acknowledges that the Shares may not be sold, offered, assigned, pledged, hypothecated or otherwise transferred unless pursuant to an effective registration statement under the Act or unless an exemption from registration or safe harbor is available.

3.            Representations and Warranties of the Company. The Company hereby represents and warrants to the Investor as follows:

(a)           Organization, Good Standing, Corporate Power and Qualification. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has all requisite corporate power and authority to carry on its business as presently conducted and as proposed to be conducted.

(b)           Authorization. All corporate action required to be taken by the Company in order to authorize the Company to enter into this Agreement, and to issue the Shares, has been taken or will be taken prior to the Effective Time. All action on the part of the officers of the Company necessary for (i) the execution and delivery of this Agreement, (ii) the performance of all obligations of the Company under this Agreement, and (iii) the issuance and delivery of the Shares has been taken prior to the Effective Time. This Agreement, when executed and delivered by the Company, shall constitute a valid and legally binding obligation of the Company, enforceable against the Company in accordance with its terms except (x) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance, or other laws of general application relating to or affecting the enforcement of creditors’ rights generally, or (y) as limited by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies.

(c)           Valid Issuance of the Shares. The Shares to be issued to the Investor, when issued and delivered in accordance with the terms and for the consideration set forth in this Agreement, will be validly issued, fully paid and nonassessable shares of Common Stock and free of restrictions on transfer other than the pursuant to Section 2(i) of this Agreement. Neither the Company nor any party acting on its behalf has offered or sold the Shares to the Investor by any form of general solicitation, general or public media advertising or mass mailing.

(d)           Governmental Consents and Filings. Assuming the accuracy of the representations and warranties of the Investor in Section 2 of this Agreement, no consent, approval, order or authorization of, or registration, qualification, designation, declaration or filing with, any federal, state or local governmental authority is required on the part of the Company in connection with the consummation of the transactions contemplated by this Agreement.

(e)           No Other Representations or Warranties. Except for the representations and warranties made by the Company in this Agreement (the “Company Representations”), neither the Company nor any other party makes any representation or warranty with respect to the Company or its business, operations, assets, liabilities, condition (financial or otherwise) or prospects, notwithstanding the delivery or disclosure to the Investor or its representatives of any documentation, forecasts or other information with respect to any one or more of the foregoing, and Investor is relying solely on the Company Representations in its execution, delivery and performance of this Agreement.

4.           Survival and Indemnification. The terms of this Agreement or any other documents executed and delivered in connection therewith, and including, without limitation, the indemnification contained in this Section 4, shall survive (i) the acceptance of this Agreement by the Company, (ii) changes in the transactions, documents and instruments described herein, and (iii) the death, disability or dissolution of the Investor. The Investor acknowledges the meaning and legal consequences of the representations, warranties and covenants in determining the Investor’s qualification and suitability to subscribe for and acquire the Shares. The Investor hereby agrees to indemnify, defend and hold harmless the Company, and its officers, directors, employees, agents and controlling persons, from and against any and all direct losses, claims, damages, liabilities, expenses (including attorneys’ fees and disbursements), judgments or amounts paid in settlement of actions arising out of or resulting from the untruth of any representation herein or the breach of any warranty, covenant or acknowledgment made herein by the Investor.

5.           Assignability; Waiver. This Agreement is not assignable by the Investor and may not be waived or terminated except by an instrument in writing signed by the party against whom enforcement of such waiver or termination is sought.

6.           Entire Agreement. This Agreement constitutes the entire agreement of the Parties relating to the matters contained herein, superseding the Promissory Notes and all other prior contracts or agreements, whether oral or written.

7.           Governing Law. This Agreement shall be governed and controlled as to the validity, enforcement, interpretation, construction and effect and in all other aspects by the substantive laws of the State of Delaware, without reference to conflicts of laws principles.

8.           Severability. If any provision of this Agreement or the application thereof to any circumstance shall be held invalid or unenforceable to any extent, the remainder of this Agreement and the application of such provision to other subscriptions or circumstances shall not be affected thereby and shall be enforced to the greatest extent permitted by law.

9.           Headings. The headings in this Agreement are inserted for convenience only and are not intended to describe, interpret, defined, or limit the scope, extent or intent of this Agreement or any provision hereof.

10.         Counterparts. This Agreement may be executed in any number of original or electronic counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which together shall be deemed to be one and the same agreement. A signature to this Agreement transmitted electronically shall have the same authority, effect, and enforceability as an original signature.

11.         Amendment and Modification. This Agreement may be amended or modified, or any provision hereof may be waived, provided that such amendment or waiver is set forth in writing executed by each of the Parties. No course of dealing between or among any parties having any interest in this Agreement will be deemed effective to modify, amend or discharge any part of this Agreement or any rights or obligations of any other party under or by reason of this Agreement.

12.         Jurisdiction. The Investor hereby irrevocably consents, to the maximum extent permitted by law, that any legal action or proceeding against him by the Company, arising out of or in any manner relating to this Agreement shall be brought exclusively in either the New York Supreme Court, County of New York, or in the United States District Court for the Southern District of New York. By its execution and delivery of this Agreement, the Investor expressly and irrevocably consents and submits to the personal jurisdiction and jurisdiction over his property of all of such courts in any such action or proceeding. The Investor expressly and irrevocably waives his claims and defenses in any such action or proceeding in any of such courts based on any alleged lack of personal jurisdiction, improper venue or forum non conveniens or any similar basis to the maximum extent permitted by law.

13.         Binding Effect. This Agreement shall be binding upon the Investor and the heirs, personal representatives, successors and permitted assigns of the Investor (provided that this Agreement and the rights and obligations of the Investor hereunder are not transferable or assignable by the Investor).

14.         Termination. If the Effective Time has not occurred on or before 11:59 PM, New York City time, on December 31, 2022 (the “Termination Time”), then this Agreement shall terminate automatically, effective as of the Termination Time, and the Promissory Notes shall remain outstanding.

[Signature Page Follows]

IN WITNESS WHEREOF, each of the undersigned Parties have executed this Agreement as of the date indicated above.

Dr. Michael Chancellor	/s/ Michael Chancellor
Investor’s Full Legal Name	Signature of Investor

[***]	[***]
Address	Email Address

[***]	[***]
City, State, Zip Code	U.S. Social Security or Taxpayer I.D. No. (if Applicable)

[***]
Telephone Number

Please Check Appropriate Category:

_X_ Individual

___  Tenants in Common

___  Joint tenants with right of survivorship

___  As custodian, trustee or agent for:

___  Other (e.g., corporation, Company, etc.)

AGREED TO AND ACCEPTED BY:		SHARE SUBSCRIBED FOR:

LIPELLA PHARMACEUTICALS INC.

By:	Jonathan Kaufman	Number of Shares: 22,950

Its:	Chief Executive Officer